Exhibit 99.1

Investor Contact	1600 Tysons Boulevard, Suite 1000
Ian Weissman	McLean, VA 22102
+1 703 584 7441	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports First Quarter 2017 Results

MCLEAN, VA (May 3, 2017) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the first quarter ended March 31, 2017. Highlights include:

First Quarter 2017 Results (as compared to First Quarter 2016)

•	Comparable RevPAR for the domestic portfolio was $163.90, an increase of 1.7% on a Pro-forma basis
•	Comparable RevPAR was $156.34, an increase of 1.4% on a Pro-forma basis
•	Net income and net income attributable to stockholders were $2,350 million, including an income tax benefit of $2,288 million resulting from the REIT conversion
•	Adjusted EBITDA was $177 million, an increase of 4.1% on a Pro-forma basis
•	Adjusted FFO attributable to stockholders was $138 million, an increase of 7.8% on a Pro-forma basis
•	Diluted earnings per share was $11.02
•	Diluted Adjusted FFO per share was $0.64
•	Comparable Hotel Adjusted EBITDA margin was 25.9%, a decrease of 10 bps on a Pro-forma basis

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “We are very pleased with our first quarter results, which came in ahead of expectations both on top line and bottom line, clearly demonstrating the benefit of owning a geographically diverse portfolio of high quality assets with multiple levers of demand.  I am thrilled with the progress our team has made after just four months operating as an independent public company with our attention keenly focused on creating value for our shareholders.  On the asset management front, we continue to build out our team as we implement aggressive asset management strategies to help narrow the margin gap that exists between Park and our peers.  Separately, we continue to make progress on our ROI projects and our team is formulating a strategic plan to determine the scope of our non-core asset sale program given our intention to recycle the bottom 10% to 15% of our portfolio over the next several years.”

Selected Statistical and Financial Information
(unaudited, dollars in millions, except per share data, Comparable RevPAR and Comparable ADR)

	Three Months Ended
	March 31,
	2017	2016	2017 vs. 2016
Comparable RevPAR(1)(2)	$ 156.34	$ 154.23	1.4%
Comparable Occupancy(1)(2)	77.6%	77.7%	(0.1)% pts
Comparable ADR(1)(2)	$ 201.41	$ 198.55	1.4%

Net income(3)	$ 2,350	$ 23	NM(4)
Net income attributable to stockholders(3)	$ 2,350	$ 22	NM(4)

Adjusted EBITDA(1)	$ 177	$ 170	4.1%
Comparable Hotel Adjusted EBITDA(1)(2)	$ 165	$ 161	2.5%
Comparable Hotel Adjusted EBITDA margin(1)(2)	25.9%	26.0%	(10) bps
Adjusted FFO attributable to stockholders(1)	$ 138	$ 128	7.8%

Earnings per share - Diluted(5)	$ 11.02	$ 0.11
Adjusted FFO per share - Diluted(1)(5)	$ 0.64	$ 0.65
Weighted average shares outstanding - Diluted	213	198

(1)	For 2016, amounts are calculated on a Pro-forma basis.
(2)	Excludes unconsolidated joint ventures.
(3)	Includes a $2,288 million income tax benefit in 2017 resulting from the derecognition of deferred tax liabilities upon Park’s declaration of intent to be taxed as a REIT.
(4)	Percentage change is not meaningful.
(5)	For 2016, per share amounts were calculated using the number of shares of common stock outstanding upon the completion of the spin-off. Per share amounts are calculated based on unrounded numbers.

2017 First Quarter Operating Results: Total Consolidated Comparable Hotels

Comparable RevPAR increased 1.4% on a Pro-forma basis, attributable to a 1.4% increase in rate, with occupancy remaining relatively flat. Across Park’s major markets:

•	Washington, D.C. was the best performer with RevPAR growth of 10.0% attributable to increased demand during the inauguration and related political events;
•	Chicago showed RevPAR growth of 8.1% with an increase in both rate and occupancy primarily from increased group business and renovation disruptions in 2016 at the Hilton Chicago; and
•	Hawaii generated RevPAR growth of 4.1% due to an increase in rate driven by an increase in group business.

The solid performance was primarily attributable to increases in group business, which accounted for approximately one-third of revenues. Group rooms revenue for the quarter increased by 7.1%, led by the following properties:

•	Hilton Hawaiian Village Waikiki Beach Resort increased 28.4%
•	Parc 55 San Francisco – a Hilton Hotel increased 23.8%
•	Hilton Chicago increased 22.2%; and
•	Hilton Orlando Bonnet Creek increased 16.1%.

2017 First Quarter Operating Results: Top 10 Hotels

RevPAR for Park’s Top 10 Hotels, which accounts for approximately 66% of Hotel Adjusted EBITDA, grew 1.8% on a Pro-forma basis, driven by a 1.0 percentage point increase in occupancy and a 0.5% increase in rate. Within the Top 10 Hotels:

•	Hilton Chicago was the best performing hotel with RevPAR growth of 17.5% from strong group demand and renovation disruptions in 2016;
•	Hilton Orlando Bonnet Creek had RevPAR growth of 8.7%;
•	Parc 55 San Francisco – a Hilton Hotel had RevPAR growth of 4.2%;
•	Hilton Hawaiian Village Waikiki Beach Resort had RevPAR growth of 4.1%; and
•	New York Hilton Midtown had RevPAR growth of 2.9%.

Hilton San Francisco Union Square was the weakest performer with a decrease in RevPAR of 8.0%, due to ongoing renovations and a tough comparable period in 2017 due to the Super Bowl in 2016.

Balance Sheet and Liquidity

Park had the following debt outstanding as of March 31, 2017:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of March 31, 2017
Fixed Rate Debt
Unsecured notes	Unsecured	7.50%	December 2017	$ 55
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	12
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Waikiki Beach Resort	4.20%	November 2026	1,275
Mortgage loan	The Fess Parker Santa Barbara Hotel - a DoubleTree Resort	4.17%	December 2026	165
Total Fixed Rate Debt(1)				$ 2,232

Variable Rate Debt
Revolving credit facility(2)	Unsecured	L + 1.50%	December 2021(3)	$ -
Term loan	Unsecured	L + 1.45%	December 2021	750
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(3)	30
Total Variable Rate Debt				$ 780

(1)	Excludes $14 million of capital lease obligations.
(2)	$1 billion revolving credit facility, with $1 billion available as of March 31, 2017.
(3)	Assumes the exercise of all extensions that are exercisable solely at Park’s option.

Total cash and cash equivalents were $336 million as of March 31, 2017, including $18 million of restricted cash.

Capital Investments

Park invested $37 million in the first quarter on capital improvements, including $32 million on improvements made to guest rooms, lobbies and other guest-facing areas. Key projects include:

•	Hilton San Francisco Union Square: $9.5 million primarily on rooms and suites renovations
•	Hilton Sao Paulo Morumbi: $5.8 million primarily on rooms and corridors renovations
•	Hilton New Orleans Riverside: $5.1 million primarily on ballroom and exhibit hall renovations
•	Hilton Chicago: $2.7 million primarily on ballroom and meeting space renovations.

Dividends

In January 2017, in order to comply with requirements related to Park’s declaration of intent to be taxed as a REIT, Park’s Board of Directors declared an Earnings and Profit (“E&P”) dividend of $2.79 per share, payable in cash and shares of its common stock, to stockholders of record as of January 19, 2017. The E&P dividend was paid on March 9, 2017 and consisted of $110 million in cash and the issuance of 16.6 million shares of Park’s common stock.

In February 2017, Park’s Board of Directors declared a first quarter 2017 cash dividend of $0.43 per share to stockholders of record as of March 31, 2017. The first quarter 2017 cash dividend was paid on April 17, 2017.

On April 28th 2017, Park’s Board of Directors declared a second quarter 2017 cash dividend of $0.43 per share to stockholders of record as of June 30, 2017. The second quarter 2017 cash dividend is to be paid on July 17, 2017. All future dividends are subject to approval by Park’s Board of Directors.

Full Year 2017 Outlook

The Company has updated its 2017 guidance that was previously provided in connection with the reporting of its 2016 results in March 2017. Park expects the full year 2017 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts)

Metric	Low		High
Comparable RevPAR Growth	0.0%		2.0%

Net income	$ 250		$ 277
Net income attributable to stockholders	$ 245		$ 272
Diluted earnings per share	$ 1.14		$ 1.27

Adjusted EBITDA	$ 735		$ 765
Comparable Hotel Adjusted EBITDA margin change	(80)	bps	0	bps
Adjusted FFO attributable to stockholders per diluted share	$ 2.65		$ 2.77

Full year 2017 guidance is based in part on the following assumptions:

•	General and administrative expenses are projected to be $45 million, excluding $12 million of non-cash share-based compensation expense and $11 million of transition costs;
•	Fully diluted weighted average shares is expected to be 214.5 million;
•

Excludes an income tax benefit of $2,288 million recognized in the first quarter of 2017 resulting from the derecognition of deferred tax liabilities upon Park’s declaration of intent to be taxed as a REIT;

•

Due to the transfer of a significant number of rooms at the Hilton Waikoloa Village and Embassy Suites Washington DC Georgetown to Hilton Grand Vacations, the results from these hotels are excluded from Park’s comparable results in 2017;

•	The delay of the transfer of rooms at the Hilton Waikoloa Village until the fourth quarter of 2017; and

•	Refined estimates in Park’s effective tax rate. Refer to the financial supplement for additional information.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss first quarter results on May 4, 2017 beginning at 10:00 a.m. Eastern Time.

Participants may listen to the live webcast by logging onto the Investor Relations section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 876-9177 in the United States or (785) 424-1667 internationally, and requesting Park Hotels & Resorts’ First Quarter 2017 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investor Relations section of Park’s website and will be available through June 1, 2017.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and other non-historical statements. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements in this press release. Additional factors that could cause Park’s results to differ materially from those described in the forward-looking statements can be found under the sections entitled “Forward-Looking Statements,” “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in Park’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC, as such factors may be updated from time to time in Park’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date on which they are made and Park undertakes no obligation to update or revise publicly any guidance or other forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including NAREIT FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

Pro-Forma Financial Information

Certain financial measures and other information have been adjusted for Park’s historical debt and related balances and interest expense to give the net effect to financing transactions that were completed prior to spin-off, incremental fees based on the terms of the post spin-off management agreements, adjustments to income tax expense based on Park’s post spin-off REIT tax structure, the removal of costs incurred related to the spin-off and the establishment of Park as a separate public company and the estimated excise taxes on certain REIT leases.  Further adjustments have been made to reflect the effects of hotels disposed of or acquired during the periods presented. When presenting such information, the amounts are identified as “Pro-forma.”

About Park

On January 3, 2017, Hilton Worldwide Holdings Inc. completed the spin-off of a portfolio of hotels and resorts that established Park as an independent, publicly traded company. Park began publicly trading on the New York Stock Exchange as an independent company on January 4, 2017. Park is a leading lodging REIT with a diverse portfolio of hotels and resorts with significant underlying real estate value. Park’s portfolio consists of 67 premium-branded hotels and resorts with over 35,000 rooms located in prime United States and international markets with high barriers to entry.

PARK HOTELS & RESORTS INC.

CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	March 31,	December 31,
	2017	2016
ASSETS
Property and equipment, net	$ 8,516	$ 8,541
Investments in affiliates	82	81
Goodwill	604	604
Intangibles, net	43	44
Cash and cash equivalents	318	337
Restricted cash	18	13
Accounts receivable, net	180	130
Prepaid expenses	51	58
Other assets	28	26
TOTAL ASSETS	$ 9,840	$ 9,834
LIABILITIES AND EQUITY
Liabilities
Debt	$ 3,012	$ 3,012
Accounts payable and accrued expenses	174	167
Due to hotel manager	125	91
Due to Hilton Grand Vacations	210	210
Deferred income tax liabilities	146	2,437
Other liabilities	202	94
Total liabilities	3,869	6,011
Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 214,767,295 shares issued and outstanding as of March 31, 2017	2
Additional paid-in capital	3,820	—
Retained earnings	2,258	—
Accumulated other comprehensive loss	(60)	(67)
Net Parent investment	—	3,939
Total stockholders' equity	6,020	3,872
Noncontrolling interests	(49)	(49)
Total equity	5,971	3,823
TOTAL LIABILITIES AND EQUITY	$ 9,840	$ 9,834

PARK HOTELS & RESORTS INC.

CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Revenues
Rooms	$ 432	$ 429
Food and beverage	192	180
Other	60	52
Total revenues	684	661

Operating expenses
Rooms	114	114
Food and beverage	131	127
Other departmental and support	177	165
Other property-level	46	45
Management and franchise fees	34	26
Impairment loss	—	15
Depreciation and amortization	70	73
Corporate and other	18	16
Total expenses	590	581

Operating income	94	80

Interest expense	(30)	(46)
Equity in earnings from investments in affiliates	4	3
Gain on foreign currency transactions	1	—

Income before income taxes	69	37
Income tax benefit (expense)	2,281	(14)

Net income	2,350	23
Net income attributable to noncontrolling interests	—	(1)
Net income attributable to stockholders	$ 2,350	$ 22

Earnings per share:
Earnings per share - Basic	$ 11.65	$ 0.11
Earnings per share - Diluted	$ 11.02	$ 0.11

Weighted average shares outstanding - Basic	202	198
Weighted average shares outstanding - Diluted	213	198

Dividends declared per common share	$ 0.43	$ —

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA, ADJUSTED EBITDA AND PRO-FORMA ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended
	March 31,
	2017	2016
Net income	$ 2,350	$ 23
Interest expense	30	46
Income tax (benefit) expense	(2,281)	14
Depreciation and amortization expense	70	73
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	5	6
EBITDA	174	162
Gain on foreign currency transactions	(1)	—
Share based compensation expense	3	—
Impairment loss	—	15
Transition costs	1	—
Other adjustment items	—	3
Adjusted EBITDA	177	180
Less: Spin-off adjustments(1)	—	(10)
Pro-forma Adjusted EBITDA	$ 177	$ 170

(1)	Spin-off adjustments include adjustments for incremental fees based on the terms of the post spin-off management agreements and estimated non-income taxes on certain REIT leases.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA COMPARABLE HOTEL ADJUSTED EBITDA AND PRO-FORMA COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)

	Three Months Ended
	March 31,
	2017	2016
Pro-forma Adjusted EBITDA	$ 177	$ 170
Less: Adjusted EBITDA from investments in affiliates	9	9
Less: All other(1)	(11)	(11)
Pro-forma Hotel Adjusted EBITDA	179	172
Less: Non-comparable hotels	14	11
Pro-forma Comparable Hotel Adjusted EBITDA	$ 165	$ 161
(1) Includes EBITDA from Park's laundry business and general and administrative expenses.

	Three Months Ended
	March 31,
	2017	2016
Total Revenue	$ 684	$ 661
Less: Revenue from hotels disposed of	—	3
Less: Revenue from laundry facilities	3	3
Pro-forma Hotel Revenue	681	655
Add: Spin-off adjustments(1)	—	5
Less: Non-comparable hotels	45	42
Pro-forma Comparable Hotel Revenue	$ 636	$ 618

(1) Includes $5 million of allocated costs previously excluded from other hotel revenue for services provided to Hilton Grand Vacations ("HGV") at Hilton

    Hawaiian Village Beach Resort. In connection with the spin-off, Park entered into a services agreement with HGV.

	Three Months Ended
	March 31,
	2017	2016
Pro-forma Comparable Hotel Revenue	$ 636	$ 618
Pro-forma Comparable Hotel Adjusted EBITDA	$ 165	$ 161
Pro-forma Comparable Hotel Adjusted EBITDA margin	25.9%	26.0%

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO, ADJUSTED FFO AND PRO-FORMA ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Net income attributable to stockholders	$ 2,350	$ 22
Depreciation and amortization expense	70	73
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)
Impairment loss	—	15
Equity investment adjustments:
Equity in earnings from investments in affiliates	(4)	(3)
Pro rata FFO of equity investments	8	7
NAREIT FFO attributable to stockholders	2,423	113
Gain on foreign currency transactions	(1)	—
Transition costs	1	—
Share-based compensation expense	3	—
Income tax adjustment(1)	(2,288)	—
Adjusted FFO attributable to stockholders	138	113
Less: Spin-off adjustments(2)	—	15
Pro-forma Adjusted FFO attributable to stockholders	$ 138	$ 128

NAREIT FFO per share - Diluted(3)	$ 11.36	$ 0.57
Adjusted FFO per share - Diluted(3)(4)	$ 0.64	$ 0.65
Weighted average shares outstanding - Diluted	213	198

(1)	Represents the derecognition of deferred tax liabilities upon Park’s declaration of intent to be taxed as a REIT.
(2)

Spin-off adjustments include adjustments for Park’s historical debt and related balances and interest expense to give the net effect to financing transactions that were completed prior to spin-off, incremental fees based on the terms of the post spin-off management agreements, adjustments to income tax expense based on Park’s post spin-off REIT tax structure and estimated non-income taxes on certain REIT leases.

(3)	For 2016, per share amounts were calculated using the number of shares of common stock outstanding upon the completion of the spin-off. Per share amounts are calculated based on unrounded numbers.
(4)	For 2016, amounts are calculated on a Pro-forma basis.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2017 OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Year Ending
	December 31, 2017
	Low Case	High Case
Net income(1)	$ 250	$ 277
Interest income	(2)	(2)
Interest expense	125	125
Income tax expense(1)	26	28
Depreciation and amortization expense	292	293
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	22	22
EBITDA	713	743
Gain on foreign currency transactions	(1)	(1)
Share-based compensation expense	12	12
Transition costs	11	11
Adjusted EBITDA	$ 735	$ 765

(1)	Excludes an income tax benefit of $2,288 million in the first quarter of 2017 resulting from the derecognition of deferred tax liabilities upon Park’s declaration of intent to be taxed as a REIT.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2017 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share amounts)

	Year Ending
	December 31, 2017
	Low Case	High Case
Net income attributable to stockholders(1)	$ 245	$ 272
Depreciation and amortization expense	288	288
Equity investment adjustments:
Equity in earnings from investments in affiliates	(22)	(22)
Pro rata FFO of equity investments	35	35
NAREIT FFO attributable to stockholders(1)	546	573
Gain on foreign currency transactions	(1)	(1)
Transition costs	11	11
Share-based compensation expense	12	12
Adjusted FFO attributable to stockholders(1)	$ 568	$ 595
Adjusted FFO attributable to stockholders per diluted share(1)	$ 2.65	$ 2.77
Weighted average diluted shares outstanding	214.5	214.5

(1)     Excludes an income tax benefit of $2,288 million in the first quarter of 2017 resulting from the derecognition of deferred tax liabilities upon Park’s declaration of intent to be taxed as a REIT.

PARK HOTELS & RESORTS INC.

DEFINITIONS

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss), excluding interest expense, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure for investors in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of the Company’s capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude gains, losses and expenses in connection with: (i) foreign currency transactions; (ii) share-based compensation; (iii) non-cash impairment losses; (iv) transition costs related to the Company’s establishment as an independent, publicly traded company; (v) asset dispositions for both consolidated and unconsolidated investments; (vi) debt restructurings/retirements; (vii) severance and relocation; and (viii) other gains and losses that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures property-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, including both comparable and non-comparable hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin, is calculated as Hotel Adjusted EBITDA as a percentage of Total Hotel Revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

NAREIT FFO attributable to stockholders, Adjusted FFO attributable to stockholders NAREIT FFO per share - diluted and Adjusted FFO per share - diluted

NAREIT FFO attributable to stockholders, presented herein, is calculated as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. The Company calculates NAREIT FFO attributable to stockholders for a given operating period in accordance with the guidelines of the National Association of Real Estate Investment Trusts (“NAREIT”). As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

Adjusted FFO attributable to stockholders, presented herein, is NAREIT FFO attributable to stockholders, as previously defined, further adjusted to exclude: (i) gains or losses on foreign currency transactions; (ii) litigation gains and losses outside the ordinary course of business; (iii) transition costs related to the Company’s establishment as an independent, publicly traded company; (iv) share-based compensation expense; and (v) other gains and losses that management believes are not representative of the Company’s current or future operating performance.

NAREIT FFO attributable to stockholders and Adjusted FFO attributable to stockholders are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of NAREIT FFO attributable to stockholders and Adjusted FFO attributable to stockholders may not be comparable to similarly titled measures of other companies.

The Company believes that NAREIT FFO attributable to stockholders and Adjusted FFO attributable to stockholders, provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

NAREIT FFO attributable to stockholders and Adjusted FFO attributable to stockholders  have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

NAREIT FFO per share – diluted, presented herein, is calculated as the Company’s NAREIT FFO, as previously defined,  divided by the number of fully diluted shares outstanding during a period.

Adjusted FFO per share – diluted, presented herein, is Adjusted FFO per share, as previously defined, divided by the number of fully diluted shares outstanding during a period.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.

Comparable Data

The Company presents certain data for its hotels on a comparable hotel basis as supplemental information for investors. The Company defines its comparable hotels as those that: (i) were active and operating in its system since January 1st of the previous year; and (ii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its comparable hotels. Due to the conversion, or planned conversions, of a significant number of rooms at the Hilton Waikoloa Village in 2017 and Embassy Suites Washington D.C. Georgetown in 2016 to HGV timeshare units, the results from these properties were excluded from comparable hotels.